SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2002
WEST PENN POWER COMPANY (Exact Name of Registrant as Specified in Its Charter)
Pennsylvania (State or other jurisdiction of incorporation)	1-255-2 (Commission File Number)	13-5480882 (IRS Employer Identification Number)

800 Cabin Hill Drive
Greensburg, PA 15601
(Address of principal executive offices)

Registrant's telephone number, including area code: (724) 837-3000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events The exhibits to this Report listed in Item 7 below relate to West Penn Power Company's Registration Statements on Form S-3, File Nos. 33-59133 and 333-34511.

Item 7.  Financial Statements, Pro Form Financial Information and Exhibits

Exhibit No.

            1(b)    Debt Securities Standard Purchase Agreement Provisions

            4(a)     First Supplemental Indenture dated as of April 22, 2002, Supplemental to Indenture dated as of May 15, 1995.

            4(b)     Note dated as of April 22, 2002, due April 15, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: April 22, 2002	West Penn Power Company By: /s/ Thomas K. Henderson Name: Thomas K. Henderson Title: Vice President

INDEX TO EXHIBITS
Item No.	Exhibits
7	Ex. 1(b) Ex. 4(a) Ex. 4(b)

Debt Securities Standard Purchase Agreement Provisions
First Supplemental Indenture dated as of April 15, 2002, Supplemental to Indenture dated as of May 15, 1995.
Note dated as of April 22, 2002, due April 15, 2012.